                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) August 21, 1996



                         TRANSACTION SYSTEMS ARCHITECTS, INC.
                (Exact name of registrant as specified in its charter)



DELAWARE                          0-25346                47-0772104
(State or other jurisdiction    (Commission            (IRS Employer
of incorporation)                File Number)        Identification No.)



                    330 South 108th Avenue, Omaha, Nebraska 68154
                (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:  (402) 390-7600

                         TRANSACTION SYSTEMS ARCHITECTS, INC.
                                       FORM 8-K



ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

    On July 15, 1996, Transaction Systems Architects, Inc. ("TSA" or the "Company") entered into a Stock Exchange Agreement (the "Stock Exchange Agreement") with Grapevine Systems, Inc., a Nebraska corporation ("Grapevine") and the principal shareholders of Grapevine. Pursuant to a statutory share exchange under the Stock Exchange Agreement, the Company is to acquire all of the issued and outstanding shares of Grapevine common stock, in exchange for shares of TSA Class A Common Stock.

    The total number of shares of TSA Class A Common Stock to be issued to shareholders of Grapevine in connection with the share exchange is 370,000 shares, subject to adjustment in the event that the average per share closing price of the Company's Class A Common Stock on the Nasdaq National Market for the five business days after the Registration Statement covering the TSA Class A Common Stock to be issued in the share exchange is declared effective by the Securities and Exchange Commission ("Average Closing Price") is less than $30.00 per share or more than $40.00 per share. The Registration Statement was declared effective by the Securities and Exchange Commission on August 16, 1996. If the Average Closing Price is less than $30.00 per share, then the total number of shares of TSA Class A Common Stock to be issued in the share exchange will be determined by dividing $11,100,000 (which is 370,000 x $30.00) by the Average Closing Price. If the Average Closing Price is greater than $40.00 per share, then the total number of shares of TSA Class A Common Stock to be issued in the share exchange will be determined by dividing $14,800,000 (which is 370,000 x $40.00) by the Average Closing Price.

    Consummation of the share exchange which is scheduled for September 13, 1996 is subject to certain conditions, including the approval by the holders of a two-thirds majority of the Grapevine voting stock.

    Grapevine develops, markets and supports a broad line of software products and services primarily focused on high availability and on-line transaction processing systems worldwide. Solutions from Grapevine typically combine both professional services and product software components.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

(a)      Financial statements of businesses acquired.

         The following financial statements of Grapevine Systems, Inc. are filed with this report:

                                                                            Page
                                                                            ----
    Independent Auditors' Report                                              5

    Balance Sheets as of December 31, 1994 and 1995 and  June 30, 1996
         (unaudited)                                                          6

    Statements of Operations for the years ended December 31, 1993, 1994 and
         1995 and the six months ended June 30, 1995 (unaudited) and 1996
         (unaudited)                                                          7

    Statements of Changes in Stockholders' Equity for the year ended
         December 31, 1993, 1994 and 1995 and the six months ended
         June 30, 1996 (unaudited)                                            8

    Statements of Cash Flows for the years ended December 31, 1993, 1994 and
         1995 and the six months ended June 30, 1995 (unaudited) and 1996
         (unaudited)                                                          9

    Notes to Financial Statements                                       10 - 17


(b)      Pro forma financial information.

         The following unaudited pro forma consolidated financial statements are filed with this report:

    Pro Forma Consolidated Balance Sheet as of June 30, 1996                 19

    Pro Forma Consolidated Statement of Operations for the year ended
         September 30, 1993                                                  20

    Pro Forma Consolidated Statement of Operations for the year ended
         September 30, 1994                                                  21

    Pro Forma Consolidated Statement of Operations for the year ended
         September 30, 1995                                                  22

    Pro Forma Consolidated Statement of Operations for the nine months
         ended June 30, 1996                                                 23

    Notes to Unaudited Pro Forma Consolidated Financial Statements           24

(c)      Exhibits.

         2.09* Stock Exchange Agreement by and among the Company, Grapevine Systems, Inc. and certain principal shareholders of Grapevine Systems, Inc., dated as of July 15, 1996

         23.05     Consent of Deloitte & Touche LLP

____________________

    * Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 333-09811 on Form S-4.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TRANSACTION SYSTEMS ARCHITECTS, INC.


Dated: August 21, 1996       By:      /s/ Gregory J. Duman
                                 -------------------------------
                                         Gregory J. Duman
                                     Chief Financial Officer
                                  (Principal Financial Officer)

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Grapevine Systems, Inc.

We have audited the accompanying balance sheets of Grapevine Systems, Inc. as of December 31, 1994 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP

Omaha, Nebraska
February 9, 1996

GRAPEVINE SYSTEMS, INC.

BALANCE SHEETS
- --------------------------------------------------------------------------------


                                                               DECEMBER 31,           JUNE 30,
                                                     ----------------------------  -------------
ASSETS                                                     1994           1995         1996
                                                                                    (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                         $      3,464   $      8,660   $      2,144
  Accounts receivable                                    629,097        821,131      1,085,704
  Costs and estimated earnings in excess of
   billings on uncompleted contracts (Note B)             16,280         29,550              -
  Income taxes receivable                                 62,811              -              -
  Prepaid expenses                                         8,391         33,573         25,055
                                                     ------------   ------------   ------------
           Total current assets                          720,043        892,914      1,112,903
                                                     ------------   ------------   ------------

PROPERTY AND EQUIPMENT:
  Furniture and fixtures                                 107,357        122,266        129,266
  Equipment                                              472,022        564,143        732,697
  Leasehold improvements                                  12,976         12,975         12,975
                                                     ------------   ------------   ------------
                                                         592,355        699,384        874,938
  Accumulated depreciation and amortization             (369,071)      (472,082)      (530,677)
                                                     ------------   ------------   ------------
           Total property and equipment                  223,284        227,302        344,261
                                                     ------------   ------------   ------------

PRODUCT DEVELOPMENT, net of accumulated
  amortization of  $412,651, $696,290,
  and $853,757 (unaudited), respectively                 672,777        774,946        726,902
                                                     ------------   ------------   ------------

                                                    $  1,616,104   $  1,895,162   $  2,184,066
                                                     ------------   ------------   ------------
                                                     ------------   ------------   ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank line of credit (Note C)                      $    295,000   $    250,000   $    360,000
  Note payable (Note D and E)                                  -        100,000        200,000
  Current portion of capital lease
   obligations (Note F)                                   11,810         24,453         55,402
  Accounts payable                                       108,171        122,018        204,031
  Accrued expenses                                        62,482        182,680        154,380
  Billings in excess of costs and estimated
   earnings on uncompleted contracts (Note B)             40,180         40,400          6,250
  Deferred revenue                                        61,645        126,424         77,429
  Deferred income taxes (Note G)                         132,306        105,733        211,091
                                                     ------------   ------------   ------------
           Total current liabilities                     711,594        951,708      1,268,583
                                                     ------------   ------------   ------------

DEFERRED INCOME TAXES (Note G)                           202,755        235,762        125,345
                                                     ------------   ------------   ------------

LONG-TERM DEBT:
  Capital lease obligations, less current
   portion (Note F)                                        9,930          8,088         85,485
                                                     ------------   ------------   ------------
           Total long-term debt                            9,930          8,088         85,485
                                                     ------------   ------------   ------------

COMMITMENTS AND CONTINGENCIES (Note H and J)

STOCKHOLDERS' EQUITY (Note H):
  Common stock, Class A, voting, $.004 par
   value, 1,937,125 shares authorized                      6,180          6,180          6,180
  Common stock, Class B, nonvoting, $.004 par
   value, 562,875 shares authorized                        2,251          2,251          2,251
  Additional paid-in capital                             114,692        117,343        124,930
  Retained earnings                                      626,432        635,387        628,345
  Less common stock held in treasury:
    Class A                                              (32,830)       (34,565)       (34,565)
    Class B                                              (15,671)       (22,232)       (16,533)
  Nonvested employee stock compensation                   (9,229)        (4,760)        (5,955)
                                                     ------------   ------------   ------------
           Total stockholders' equity                    691,825        699,604        704,653
                                                     ------------   ------------   ------------

                                                    $  1,616,104   $  1,895,162   $  2,184,066
                                                     ------------   ------------   ------------
                                                     ------------   ------------   ------------


See notes to financial statements.

GRAPEVINE SYSTEMS, INC.

STATEMENTS OF OPERATIONS
- --------------------------------------------------------------------------------

                                                                                                   SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                      JUNE 30,
                                              ---------------------------------------------  ----------------------------
                                                     1993           1994           1995           1995           1996
                                                                                                       (UNAUDITED)
REVENUE:
  Professional service fees                    $  3,053,919   $  3,404,691   $  4,288,498   $  1,954,377   $  2,525,933
  Product license and maintenance fees              296,684        404,940        516,552        193,652        433,388
                                                ------------   ------------   ------------   ------------   ------------

           Gross revenue                          3,350,603      3,809,631      4,805,050      2,148,029      2,959,321
                                                ------------   ------------   ------------   ------------   ------------

OPERATING COSTS AND EXPENSES:
  Cost of revenues                                1,405,979      1,582,708      2,544,105      1,146,150      1,470,943
  Research and development technical staff          291,293        414,122        431,808        172,593        333,604
  Sales and marketing                               819,718        968,597      1,024,984        464,240        698,794
  General and administrative                        567,660        713,601        738,932        363,917        442,499
                                                ------------   ------------   ------------   ------------   ------------

           Total operating costs and expenses     3,084,650      3,679,028      4,739,829      2,146,900      2,945,840
                                                ------------   ------------   ------------   ------------   ------------

INCOME FROM OPERATIONS                              265,953        130,603         65,221          1,129         13,481
                                                ------------   ------------   ------------   ------------   ------------

OTHER EXPENSE (INCOME):
  Interest expense                                   17,470         18,513         49,867         21,862         25,665
  Interest income                                       (77)        (2,189)           (35)           (44)           (83)
                                                ------------   ------------   ------------   ------------   ------------
  Other expense - net                                17,393         16,324         49,832         21,818         25,582
                                                ------------   ------------   ------------   ------------   ------------

INCOME (LOSS) BEFORE
  INCOME TAXES                                      248,560        114,279         15,389        (20,689)       (12,101)

PROVISION (CREDIT) FOR INCOME
  TAXES (Note G)                                     98,517         47,780          6,434         (8,650)        (5,059)
                                                ------------   ------------   ------------   ------------   ------------

NET INCOME (LOSS)                              $    150,043   $     66,499   $      8,955   $    (12,039)  $     (7,042)
                                                ------------   ------------   ------------   ------------   ------------
                                                ------------   ------------   ------------   ------------   ------------


See notes to financial statements.

GRAPEVINE SYSTEMS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
- --------------------------------------------------------------------------------



                                                                COMMON STOCK
                                         ----------------------------------------------------------
                                                    CLASS A                      CLASS B               ADDITIONAL
                                         ----------------------------  ----------------------------      PAID-IN       RETAINED
                                             SHARES         AMOUNT         SHARES         AMOUNT        CAPITAL       EARNINGS
BALANCE, January 1, 1993                     63,150      $   6,315         18,000      $   1,800     $   84,661     $  409,890
 Issuance of Class B common stock               -              -            3,000            300         27,677            -
 Repurchase of Class A common stock             -              -              -              -              -              -
 Repurchase of Class B common stock             -              -              -              -              -              -
 Amount vested during 1993                      -              -              -              -              -              -
 1993 net income                                -              -              -              -              -          150,043
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, December 31, 1993                   63,150          6,315         21,000          2,100        112,338        559,933
 Stock split                              1,515,600            -          504,000            -              -              -
 Issuance of Class B common stock               -              -            4,125             16          2,354            -
 Conversion of Class A common stock
  to Class B common stock                   (33,750)          (135)        33,750            135            -              -
 Repurchase of Class B common stock             -              -              -              -              -              -
 Amount vested during 1994                      -              -              -              -              -              -
 1994 net income                                -              -              -              -              -           66,499
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, December 31, 1994                1,545,000          6,180        562,875          2,251        114,692        626,432
 Issuance of Class B common stock               -              -              -              -            2,651            -
 Repurchase of Class A common stock             -              -              -              -              -              -
 Repurchase of Class B common stock             -              -              -              -              -              -
 Amount vested during 1995                      -              -              -              -              -              -
 1995 net income                                -              -              -              -              -            8,955
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, December 31, 1995                1,545,000          6,180        562,875          2,251        117,343        635,387
 Issuance of Class B common stock
  (unaudited)                                   -              -              -              -            7,587            -
 Repurchase of Class B common stock
  (unaudited)                                   -              -              -              -              -              -
 Amount vested during 1996 (unaudited)          -              -              -              -              -              -
 1996 six month net loss (unaudited)            -              -              -              -              -           (7,042)
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, June 30, 1996 (Unaudited)        1,545,000      $   6,180        562,875      $   2,251     $  124,930     $  628,345
                                          -----------     ----------     ----------     ----------    -----------    -----------
                                          -----------     ----------     ----------     ----------    -----------    -----------


                                                                 TREASURY STOCK
                                         ----------------------------------------------------------   NON-VESTED
                                                     CLASS A                      CLASS B              EMPLOYEE
                                         -----------------------------  ---------------------------      STOCK
                                              SHARES         AMOUNT         SHARES         AMOUNT     COMPENSATION       TOTAL

BALANCE, January 1, 1993                     10,400      $ (36,239)         2,100     $   (4,220)    $  (22,582)    $  439,625
 Issuance of Class B common stock               -              -           (1,850)         3,082        (31,059)          -
 Repurchase of Class A common stock             600         (3,281)           -              -              -           (3,281)
 Repurchase of Class B common stock             -              -              730         (3,774)           -           (3,774)
 Amount vested during 1993                      -              -              -              -           28,012         28,012
 1993 net income                                -              -              -              -              -          150,043
                                          -----------     ----------     ----------     ----------    -----------    -----------


BALANCE, December 31, 1993                   11,000        (39,520)           980         (4,912)       (25,629)       610,625
 Stock split                                264,000            -           23,520            -              -              -
 Issuance of Class B common stock               -              -           (5,675)           947         (3,317)           -
 Conversion of Class A common stock
  to Class B common stock                   (33,750)         6,690         33,750         (6,690)           -              -
 Repurchase of Class B common stock             -              -           19,900         (5,016)           -           (5,016)
 Amount vested during 1994                      -              -              -              -           19,717         19,717
 1994 net income                                -              -              -              -              -           66,499
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, December 31, 1994                  241,250        (32,830)        72,475        (15,671)        (9,229)       691,825
 Issuance of Class B common stock               -              -          (19,850)         5,003         (7,654)           -
 Repurchase of Class A common stock           4,500         (1,735)           -              -              -           (1,735)
 Repurchase of Class B common stock             -              -           30,265        (11,564)           -          (11,564)
 Amount vested during 1995                      -              -              -              -           12,123         12,123
 1995 net income                                -              -              -              -              -            8,955
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, December 31, 1995                  245,750        (34,565)        82,890        (22,232)        (4,760)       699,604
 Issuance of Class B common stock
  (unaudited)                                   -              -          (37,500)         7,159        (14,746)           -
 Repurchase of Class B common stock
  (unaudited)                                   -              -            3,775         (1,460)           113         (1,347)
 Amount vested during 1996 (unaudited)          -              -              -              -           13,438         13,438
 1996 six month net loss (unaudited)            -              -              -              -              -           (7,042)
                                          -----------     ----------     ----------     ----------    -----------    -----------

BALANCE, June 30, 1996 (Unaudited)          245,750      $ (34,565)        49,165      $ (16,533)    $   (5,955)    $  704,653
                                          -----------     ----------     ----------     ----------    -----------    -----------
                                          -----------     ----------     ----------     ----------    -----------    -----------


See notes to financial statements.

GRAPEVINE SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------


                                                                                                          SIX MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,                      JUNE 30,
                                                     --------------------------------------------  ----------------------------
                                                           1993           1994           1995           1995           1996
                                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                  $   150,043   $     66,499   $      8,955    $   (12,039)  $     (7,042)
  Adjustments to reconcile net income (loss)
    to net cash flows from operating activities:
    Depreciation and amortization expense                306,518        259,203        386,652        157,177        216,063
    Nonmonetary exchange of equipment                        -              -          (50,000)           -              -
    Vesting of stock under employee stock
      incentive plan                                      28,012         19,717         12,123          4,184         13,551
    Changes in assets and liabilities:
      Accounts receivable                               (251,965)        10,094       (192,034)      (224,586)      (264,573)
      Costs and estimated earnings in excess
        of billings on uncompleted contracts               5,783         (6,230)       (13,270)        16,280         29,550
      Income taxes receivable                            (15,786)       (44,224)        62,811         52,274            -
      Prepaid expenses                                    (5,197)         3,729        (25,182)        (8,952)         8,518
      Accounts payable                                    26,375         14,598         13,847        100,262         82,013
      Accrued expenses                                    21,599          3,298        120,198         54,940        (28,300)
      Billings in excess of costs and estimated
        earnings on uncompleted contracts                (32,467)        40,180            220        (35,155)       (34,150)
      Deferred revenue                                    21,798         39,847         64,779        (18,186)       (48,995)
      Deferred income taxes                               98,517         47,780          6,434         (8,650)        (5,059)
                                                      -----------   ------------   ------------    -----------   ------------

           Net cash flows from operating activities      353,230        454,491        395,533         77,549        (38,424)
                                                      -----------   ------------   ------------    -----------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                    (68,563)       (84,425)       (26,893)        (4,171)       (44,056)
  Additions to product development                      (355,986)      (357,513)      (385,808)      (273,322)      (109,424)
                                                      -----------   ------------   ------------    -----------   ------------

           Net cash flows from investing activities     (424,549)      (441,938)      (412,701)      (277,493)      (153,480)
                                                      -----------   ------------   ------------    -----------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from bank line of credit                   75,000         20,000         55,000         35,000        110,000
  Payments on long-term debt                              (2,324)       (28,647)       (19,337)        (7,349)       (23,152)
  Purchase of treasury stock                              (7,055)        (5,016)       (13,299)           -           (1,460)
  Net borrowings on notes payable                            -              -              -          170,000        100,000
                                                      -----------   ------------   ------------    -----------   ------------

           Net cash flows from financing activities       65,621        (13,663)        22,364        197,651        185,388
                                                      -----------   ------------   ------------    -----------   ------------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                        (5,698)        (1,110)         5,196         (2,293)        (6,516)

CASH AND CASH EQUIVALENTS - Beginning of Period           10,272          4,574          3,464          3,464          8,660
                                                      -----------   ------------   ------------    -----------   ------------

CASH AND CASH EQUIVALENTS - End of Period            $     4,574   $      3,464   $      8,660   $      1,171   $      2,144
                                                      -----------   ------------   ------------    -----------   ------------
                                                      -----------   ------------   ------------    -----------   ------------

See notes to financial statements.

GRAPEVINE SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

A.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    NATURE OF OPERATIONS - Grapevine Systems, Inc. (the Company) is an Omaha, Nebraska, based professional software company that provides development services, product software, and consulting services for projects, large and small, to companies primarily in the United States who are engaged in a wide variety of industries. The Company specializes in providing programming services on Stratus hardware.
    Grapevine Systems, Inc. has developed special concentrations in the areas of application development, communication and performance analysis.

    BASIS OF PRESENTATION OF UNAUDITED INTERIM FINANCIAL STATEMENTS - The balance sheet as of June 30, 1996 and the related statements of operations and cash flows for the six months ended June 30, 1995 and 1996, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, which consist of only normal recurring adjustments, necessary for fair presentation of the Company's financial position and results of operations. The unaudited results of operations for the six months ended June 30, 1996, are not necessarily indicative of the results which may be expected for the entire year.

    REVENUE RECOGNITION - The Company recognizes revenues upon the delivery of its products and services for the majority of its contracts. The Company has certain long-term contracts in which revenues are recognized using the percentage of completion method of accounting. Under this method, the percentage of completion is determined by relating the actual cost to date to the current estimated total cost. The asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents the excess of contract revenue recognized to date over actual billings to date. The liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents the excess of billings to date over the contract revenue recognized to date.

    NEW ACCOUNTING PRONOUNCEMENTS - The Company has evaluated the impact that will result from adopting SFAS No. 121, ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which will be required to be adopted in the first quarter of 1996. The Company does not expect the impact from adoption to be material to its financial statements.

    PRODUCT DEVELOPMENT - Product development costs related to the Company's software products are recognized as expenses when incurred until technological feasibility has been established for the product.
    Thereafter, up to the general release of the products to the customer, all product development costs are capitalized. Such costs are then amortized on a straight-line basis over the remaining estimated economic life of the product, not to exceed three years. At each balance sheet date, the unamortized product development cost is analyzed for net realizable value by estimating future gross revenues by product reduced by future estimated costs of completing and disposing of that product.
    During the year ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996, $355,986, $357,513, $385,808 and $109,424 (unaudited)
    of product development costs were capitalized, respectively. Research and development expenses incurred prior to capitalization of product costs were $647,278, $771,638, $817,616, $445,915 (unaudited) and $443,028 (unaudited)
    for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996, respectively.

    PROPERTY AND EQUIPMENT - Property and equipment is stated at cost and includes the cost of equipment leased by the Company under capital leases.

    Depreciation on property and equipment is provided utilizing accelerated methods over the following ranges of estimated useful lives:

                                                                LIFE IN YEARS
       Furniture and fixtures                                         7
       Equipment                                                    5-7
       Leasehold improvements                                     31-1/2
       Equipment under capital lease                                3-7

    DEFERRED REVENUE - Deferred revenue primarily relates to amounts received on maintenance contracts. Revenue is recognized ratably over the term of the contract.

    INCOME TAXES - Deferred income taxes have been provided in the financial statements to record appropriate amounts relating to temporary differences for income tax return and financial statement purposes. The Company uses the cash basis of accounting for income tax purposes, and the accrual basis of accounting for financial statement purposes. The Company follows Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES.

    CASH FLOW REPORTING - For purposes of the statements of cash flows, the Company considers all temporary investments purchased with a maturity of three months or less to be cash equivalents.


                                                                                       SIX MONTHS ENDED
                                              YEARS ENDED DECEMBER 31,                      JUNE 30,
                                  ----------------------------------------------   -------------------------
                                      1993           1994           1995           1995           1996
                                                                                          (UNAUDITED)
Cash paid during the year for:
  Interest on borrowings           $  15,463      $  20,522      $  48,113      $  25,945      $  18,364
                                    ---------      ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------      ---------

  Income taxes paid (refunded)     $  25,347      $  51,002      $ (72,205)     $ (49,200)     $   2,036
                                    ---------      ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------      ---------
Schedule of non-cash financing
  activities:
   Employee compensation paid
   through employee stock
   incentive plan (Note H):
    Book value of Class B
     common stock shares issued    $  31,059      $   3,317      $   7,654      $    -            14,746
    Book value of Class B
     common stock shares vested      (28,012)       (19,717)       (12,123)        (4,184)       (13,438)
                                    ---------      ---------      ---------      ---------      ---------

                                   $   3,047      $ (16,400)     $  (4,469)     $  (4,184)       $ 1,308
                                    ---------      ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------      ---------
Schedule of non-cash investing
  activities:
    Acquisition of property in
      exchange for capital lease
      obligation                   $   8,395      $  26,315      $  30,137      $  30,137      $ 131,498
                                    ---------      ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------      ---------
    Acquisition of property in
      exchange for services
      rendered                     $    -         $   3,081      $  50,000      $    -         $    -
                                    ---------      ---------      ---------      ---------      ---------
                                    ---------      ---------      ---------      ---------      ---------


    In 1995, the Company received title to a computer with a fair value of $50,000. In exchange for this computer, the Company provided consulting services. In 1995, the Company recognized $50,000 of revenue on this transaction.

    In 1991, the Company received title to a mainframe computer with a fair value of $220,000. In exchange for this computer the Company agreed to complete development of certain software as well as honor a maintenance agreement with a vendor. In 1993, the Company recognized $27,000 of revenue on this transaction.

    STOCK SPLIT - On November 18, 1994 the Company amended its Articles of Incorporation for a 25 to 1 stock split. The amendment increased the authorized capital stock from 100,000 shares at $.10 par value to 2,500,000 shares at $.004 par value. The Corporation then issued 25 shares of Class A and Class B common stock at $.004 per share in exchange for each outstanding share of Class A and Class B common stock at $.10 per share. The Company also converted 33,750 shares of Class A common stock to Class B common stock at $.004 per share, from each of the respective classes Treasury stock.

    RECLASSIFICATIONS - Certain amounts in the 1993 and 1994 financial statements have been reclassified to conform to the 1995 presentation format.

    USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

B.  LONG-TERM CONTRACTS IN PROGRESS

    Information with respect to contracts in progress is as follows:



                                                            DECEMBER 31,                   JUNE 30,
                                               -------------------------------------      ----------
                                                    1994                1995                1996
                                                                                         (UNAUDITED)
Costs incurred and estimated earnings
  on uncompleted contracts                      $    16,280         $    69,550          $   22,500
Less billings to date                                40,180              80,400              28,750
                                                 ------------        ------------         -----------
                                                $   (23,900)        $   (10,850)         $   (6,250)
                                                 ------------        ------------         -----------
                                                 ------------        ------------         -----------

These balances are included in the accompanying balance sheets under the following captions:

                                                            DECEMBER 31,                   JUNE 30,
                                               -------------------------------------      ----------
                                                    1994                1995                1996
                                                                                         (UNAUDITED)

Costs and estimated earnings in excess
  of billings on uncompleted contracts          $    16,280         $    29,550          $    -
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts                                          40,180              40,400               6,250
                                                 ------------        ------------         -----------

                                                $   (23,900)        $   (10,850)         $   (6,250)
                                                 ------------        ------------         -----------
                                                 ------------        ------------         -----------


C.  BANK LINE OF CREDIT

    The line of credit consists of the following:



                                                              DECEMBER 31,           JUNE 30,
                                                       --------------------------- -------------
                                                          1994           1995          1996
                                                                                   (UNAUDITED)
$500,000 revolving line of credit with a bank,
  due August 15, 1996, payments of interest
  at the bank's base rate of 10.75% at
  December 31, 1995, and 10.75% at June 30,
   1996 (unaudited), due monthly, secured by all
  Company assets and guarantees by certain
  officers and shareholders of the Company            $   295,000    $   250,000    $   360,000
                                                       -----------    -----------    -----------
                                                       -----------    -----------    -----------



    In connection with the line of credit the Company has agreed to certain covenants which, among other things, require total stockholders' equity to remain above $250,000, minimum debt to net worth, and current ratio requirements. At December 31, 1995, the Company was in violation of several covenants, all which have been waived by the bank. At June 30, 1996, the Company was in violation of several covenants, all of which have been waived by the bank.

    The line of credit is subject to a maximum borrowing base of 80% of accounts receivable outstanding less than 90 days. At December 31, 1995 and June 30, 1996, $500,000 was available on the line of credit, of which $250,000 and $360,000 (unaudited) was outstanding.

D.  NOTE PAYABLE

    The term loan consists of the following:


                                                         DECEMBER 31,            JUNE 30,
                                                    -------------------------  --------------
                                                      1994          1995           1996
                                                                                (UNAUDITED)
Note payable with a bank, due August 12,
  1996, with interest at 10.75% at
  December 31, 1995 and 10.50% at June 30,
  1996 (unaudited), due along with principal
  at maturity, secured by all Company assets
  and guarantees by certain officers and
  shareholders of the Company                         $   -     $   100,000    $   200,000
                                                       -----     -----------    -----------
                                                       -----     -----------    -----------


E.  STOCKHOLDER NOTES PAYABLE

    Stockholder notes payable of $18,000 were paid off in 1994.

F.  CAPITAL LEASE OBLIGATIONS

    Capital lease obligations were as follows:

                                                             DECEMBER 31,            JUNE 30,
                                                      ----------------------------  -------------
                                                         1994           1995           1996
                                                                                    (UNAUDITED)
    Capital lease obligations, effective interest
     rates ranging from 8.5% to 10.75%                $   21,740     $   32,541     $   140,887

    Less current portion                                  11,810         24,453          55,402
                                                       ----------     ----------     -----------

    Long-term capital lease obligations               $    9,930     $    8,088     $    85,485
                                                       ----------     ----------     -----------
                                                       ----------     ----------     -----------


G.  INCOME TAXES

    The provision for income taxes consists of:


                                                                                                SIX MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,                                JUNE 30,
                             -----------------------------------------------------       ---------------------------------
                                 1993                1994                1995               1995              1996
                                                                                                   (UNAUDITED)
Current:
  Federal                    $     -             $     -              $    -             $     -             $     -
  State                            -                   -                   -                   -                   -
Deferred                         98,517              47,780               6,434              (8,650)             (5,059)
                              ----------          ----------           ---------          -----------         -----------

                             $   98,517          $   47,780           $   6,434          $   (8,650)         $   (5,059)
                              ----------          ----------           ---------          -----------         -----------
                              ----------          ----------           ---------          -----------         -----------



    Total tax expense for the year varies from the amount which would be provided by applying the statutory income tax rate to earnings before income taxes. The major reasons for this difference (expressed as a percentage of pre-tax income) are as follows:


                                                                                      SIX MONTHS ENDED
                                              YEARS ENDED DECEMBER 31,                     JUNE 30,
                                      --------------------------------------       -----------------------
                                       1993           1994           1995           1995           1996
                                                                                         (UNAUDITED)
Statutory rate                         34.0%          34.0%          34.0%          34.0%          34.0%
State income tax effect                 5.1%          5.51%          5.51%          5.51%          5.51%
Other                                   0.5%          2.29%          2.29%          2.29%          2.29%
                                       ------         ------         ------         ------         ------

                                       39.6%          41.8%          41.8%          41.8%          41.8%
                                       ------         ------         ------         ------         ------
                                       ------         ------         ------         ------         ------


    The net deferred income tax liability resulting from reporting revenue and expenses in different periods for tax and financial reporting purposes is as follows:


                                                                       DECEMBER 31,
                                                         ------------------------------------
                                                                 1994                1995
 Deferred income tax assets:
   Net operating loss carryforward                       $     18,530        $     62,190
   Income tax credits                                         101,120             116,521
   Accounts payable                                            45,111              52,262
   Other                                                       59,486             127,118
                                                         ------------        ------------
  Total                                                       224,247             358,091
                                                         ------------        ------------

  Valuation allowance                                         (38,644)            (48,082)
                                                         ------------        ------------

  Deferred tax liabilities:
   Accounts receivable                                       (230,463)           (285,236)
   Product development costs                                 (262,383)           (303,422)
   Other                                                      (27,818)            (62,846)
                                                         ------------        ------------
  Total                                                      (520,664)           (651,504)
                                                         ------------        ------------

  Net deferred income tax liability                      $   (335,061)       $   (341,495)
                                                         ------------        ------------
                                                         ------------        ------------


At December 31, 1995, the Company had the following tax net operating losses:

  Expiration                                                  Federal               State

  Year 2009                                               $    26,793        $    84,597
  Year 2010                                                   115,355            115,355


H.  EMPLOYEE STOCK INCENTIVE PLAN

    In 1988, the Company established an employee stock incentive plan to provide the employees of the Company with an opportunity to share in the growth of the Company on a voluntary basis.

    Under the current plan, the employees are not required to pay for the stock but instead those choosing to participate receive the stock as compensation. The stock is subject to buy-sell agreements which give the Company right of first refusal to repurchase the stock at book value under certain conditions as well as other restrictions.

    The stock is issued at its net book value, which the Board of Directors has determined to approximate market value, and ownership vests over three years from the date of issue. Compensation to the employee, equal to the net book value of the stock, is recognized by the Company as the ownership vests.

    The Company has authorized 562,875 shares of Class B non-voting common stock for issuance under this plan. During fiscal year 1993, 1994, 1995 and the six months ended June 30, 1996, the Company issued 121,250, 9,800, 19,850, and 10,000 (unaudited) shares under the plan, respectively. The Company also issued 27,500 (unaudited) shares of Class B non-voting common stock as compensation to certain individuals during the six months ended June 30, 1996. The Company repurchased 18,250, 19,900, 30,265, and 3,775
    (unaudited) shares of the stock issued under the plan at a cost of $3,774, $5,016, $11,564, and $1,460 (unaudited) as of December 31, 1993, 1994,
    1995, and the six months ended June 30, 1996, respectively. Of the remaining 486,610 shares (unaudited) at June 30, 1996 issued under the plan, 472,157 (unaudited) have vested with participating employees. If the Company decides to repurchase these vested shares, a contingent liability exist to the Company upon repurchase of $182,814 at December 31, 1995. The above shares have been restated to reflect the 25 to 1 stock split that occurred in 1994.

    In addition, the Company issued 60,000 and 31,250 shares of Class A voting common stock under the plan during 1988 and 1992, respectively. No shares were issued under the Plan during 1993, 1994, or 1995. The Company repurchased 15,000, -0-, 4,500 and -0- (unaudited) of such shares at a cost of $3,281, $-0-, $1,735 and $-0- (unaudited) as of December 31, 1993, 1994,
    1995 and the six months ended June 30, 1996, respectively. Of the remaining 61,750 shares issued under the plan, 61,750 have vested with participating employees. If the Company decides to repurchase these vested shares, a contingent liability exist to the Company upon repurchase of $24,280 at December 31, 1995. The above shares have been restated to reflect the 25 to 1 stock split that occurred in 1994.

I.  DEFINED CONTRIBUTION PLAN

    The Company adopted a 401(k) Defined Contribution Plan on January 1, 1993. The Plan year ends December 31. Employer contributions are discretionary. Employees may contribute up to 10% of their compensation subject to an annual limit established by the Internal Revenue Service. For the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996 (unaudited), the Company elected not to make a contribution to the Plan.

J.  COMMITMENTS

    The Company leases office space under an operating lease. Total rent expense amounted to $154,854, $184,515, $186,663, $92,591 (unaudited) and
    $99,112 (unaudited) for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996, respectively.

    The future minimum rental payments under the operating leases as of December 31, 1995 are as follows:

  1996                                                          $   117,137
  1997                                                               58,568
                                                                -----------
                                                                $   175,705
                                                                -----------
                                                                -----------


    In addition to the basic annual rent noted above, the Company is required to pay a portion of the direct expenses of the building through "additional rent". The direct expenses charged back to the Company are capped at an annual increase of 5%. The Company estimates the additional rent cap for 1996 will be approximately $81,200.

    At December 31, 1995, the Company has entered into a 36 month lease agreement to acquire computer equipment. This computer equipment will be treated as a capital lease with a fair value of $96,336. The Company had not yet received the equipment as of December 31, 1995 and, accordingly, has not recorded this agreement in the accounting records of the Company at that date.

    The Company has issued Class A Common Stock to the founders and certain officers which gives the Company right of first refusal to repurchase the stock at book value under certain conditions as well as other restrictions. At December 31, 1995, 1,237,500 shares were outstanding and have vested.
    If the Company decides to repurchase these vested shares, a contingent liability exist to the Company under repurchase of $486,585 at December 31, 1995.

K.  MAJOR CUSTOMERS

    The Company has major customers who have accounted for a significant portion of revenues over the three years ended December 31, 1995. Sales to major customers were $1,209,352, $1,166,752, $1,948,418, $1,068,393
    (unaudited) and $1,693,589 (unaudited) which represents 39%, 34%, 44%, 56% (unaudited) and 61% (unaudited) of total revenues for the years ended December 31, 1993, 1994, 1995 and the six months ended June 30, 1995 and 1996, respectively. The major customers for 1996 were not the same as those for 1995, 1994 and 1993.

L.  SUBSEQUENT EVENTS (UNAUDITED)

    On July 15, 1996, the Company entered into a merger agreement whereby all of the common stock of the Company will be exchanged for a specified number of common stock shares of Transaction Systems Architects, Inc. in accordance with the merger agreement. The merger will be accounted for as a pooling of interests transaction.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated financial statements give effect to the share exchange pursuant to the Stock Exchange Agreement dated July 15, 1996 between TSA and Grapevine. The pro forma consolidated balance sheet assumes that the share exchange occurred on June 30, 1996. The pro forma consolidated statements of operations assume that the share exchange occurred as of October 1, 1992. The share exchange will be accounted for as a pooling of interests. In addition, the pro forma consolidated statements of operations for the year ended September 30, 1995 and the nine months ended June 30, 1996 give effect to TSA's acquisition of substantially all of the net assets of TXN Solution Integrators (TXN) as if it occurred October 1, 1994. The TXN acquisition occurred on June 3, 1996 and was accounted for under the purchase method of accounting. The pro forma consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transactions been in effect as of the date or for the periods presented. The Grapevine financial information was derived by segregating audited annual financial numbers into the four quarters ended for the respective periods and summarizing this quarterly information into the pro forma periods shown.

                         TRANSACTION SYSTEMS ARCHITECTS INC.
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                    JUNE 30, 1996
                      (UNAUDITED, IN THOUSANDS AND U.S. DOLLARS)



                                                              TSA         Grapevine      Pro Forma     Pro Forma
                                                          Historical     Historical     Adjustments    Combined
                                                         ------------   ------------   ------------   ------------
                                 ASSETS
Current assets:
    Cash and cash equivalents                           $      22,946  $           2  $              $      22,948
    Receivables, net                                           48,943          1,086                        50,029
    Other                                                       4,772             25                         4,797
                                                         ------------   ------------   ------------   ------------


         Total current assets                                  76,661          1,113              0         77,774

Property and equipment, net                                    12,338            344                        12,682
Software, net                                                   5,083            727                         5,810
Intangible assets, net                                          7,206                                        7,206
Installment receivables                                         1,029                                        1,029
Investment and notes receivable                                 7,275                                        7,275
Other                                                           2,046                                        2,046
                                                         ------------   ------------   ------------   ------------

         Total assets                                   $     111,638  $       2,184  $           0  $     113,822
                                                         ------------   ------------   ------------   ------------
                                                         ------------   ------------   ------------   ------------

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt                   $         741  $         560  $              $       1,301
    Current portion of capital lease obligations                  314             55                           369
    Accounts payable                                            5,654            204                         5,858
    Accrued employee compensation                               3,861                                        3,861
    Accrued liabilities                                         6,273            163                         6,436
    Income taxes                                                4,607            336                         4,943
    Deferred revenue                                           18,753             77                        18,830
                                                         ------------   ------------   ------------   ------------

         Total current liabilities                             40,203          1,395              0         41,598

Long-term debt                                                  1,421                                        1,421
Capital lease obligations                                         126             85                           211
                                                         ------------   ------------   ------------   ------------

         Total liabilities                                     41,750          1,480              0         43,230
                                                         ------------   ------------   ------------   ------------

Stockholders' equity:
    Common Stock                                                  127              8             (6)(a)        129
    Additional paid-in capital                                 93,557            119            (45)(a)     93,631
    Accumulated translation adjustments                          (272)                                        (272)
    Accumulated deficit                                       (23,512)           628                       (22,884)
    Treasury stock at cost                                        (12)           (51)            51 (a)        (12)
                                                         ------------   ------------   ------------   ------------
         Total stockholders' equity                            69,888            704              0         70,592
                                                         ------------   ------------   ------------   ------------
         Total liabilities and stockholders' equity     $     111,638  $       2,184  $           0  $     113,822
                                                         ------------   ------------   ------------   ------------
                                                         ------------   ------------   ------------   ------------



See notes to pro forma consolidated financial statements

                         TRANSACTION SYSTEMS ARCHITECTS, INC.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            Year Ended September 30, 1993
                    (unaudited, in thousands and in U.S. dollars)



                                                             TSA         Grapevine      Pro Forma    TSA/Grapevine
                                                          Historical (b) Historical    Adjustments      Combined
                                                         ------------   ------------   ------------   ------------
Revenues:
    Software license fees                               $     -         $        200  $              $         200
    Maintenance fees                                          -                  111                           111
    Services                                                  -                2,904                         2,904
                                                         ------------   ------------   ------------   ------------

         Total revenues                                       -                3,215              0          3,215
                                                         ------------   ------------   ------------   ------------

Expenses:
    Cost of software license fees:
       Software costs                                         -                  216                           216
    Cost of maintenance and services                          -                1,168                         1,168

    Research and development:
       Research and development costs                         -                  139                           139
    Selling and marketing                                     -                  818                           818
    General and administrative:
       General and administrative costs                       -                  556                           556
                                                         ------------   ------------   ------------   ------------

         Total expenses                                       -                2,897              0          2,897
                                                         ------------   ------------   ------------   ------------

    Operating income                                          -                  318              0            318
                                                         ------------   ------------   ------------   ------------

Other income (expense):
    Interest expense                                          -                  (19)                          (19)
                                                         ------------   ------------   ------------   ------------

         Total other                                          -                  (19)             0            (19)

                                                         ------------   ------------   ------------   ------------

Income  before income taxes                                   -                  299              0            299
Provision for income taxes                                    -                 (118)                         (118)
                                                         ------------   ------------   ------------   ------------

         Net income                                     $     -        $         181  $           0  $         181
                                                         ------------   ------------   ------------   ------------
                                                         ------------   ------------   ------------   ------------



See notes to pro forma consolidated financial statements

                         TRANSACTION SYSTEMS ARCHITECTS, INC.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             Year Ended September 30,1994
                    (unaudited, in thousands, except share and per
                         share amounts, and in U.S. dollars)


                                                               TSA       Grapevine     Pro Forma         TSA/Grapevine
                                                          Historical (c) Historical    Adjustments          Combined
                                                         ------------   ------------   ------------       ------------
Revenues:
    Software license fees                                $     36,696   $        296   $                  $     36,992
    Maintenance fees                                           18,570             55                            18,625
    Services                                                   15,095          3,179           (154)(d)         18,120
    Hardware, net                                               3,702                                            3,702
                                                         ------------   ------------   ------------       ------------

         Total revenues                                        74,063          3,530           (154)            77,439
                                                         ------------   ------------   ------------       ------------

Expenses:
    Cost of software license fees:
       Software costs                                           7,310            224                             7,534
       Amortization of purchased software                       2,342                                            2,342
       Purchased contracts in progress                         12,398                                           12,398
    Cost of maintenance and services                           18,352          1,175           (154)(d)         19,373

    Research and development:
       Research and development costs                           8,432            154                             8,586
       Charge for purchased research and development           22,712                                           22,712
    Selling and marketing                                      17,761            917                            18,678
    General and administrative:
       General and administrative costs                        13,007            652                            13,659
       Amortization of goodwill and purchased
        intangibles                                               834                                              834
                                                         ------------   ------------   ------------       ------------

         Total expenses                                       103,148          3,122           (154)           106,116
                                                         ------------   ------------   ------------       ------------

Operating income (loss)                                       (29,085)           408              0            (28,677)
                                                         ------------   ------------   ------------       ------------

Other income (expense):
    Interest income                                               416                                              416
    Interest expense                                           (3,042)           (16)                           (3,058)
    Other                                                         172                                              172
                                                         ------------   ------------   ------------       ------------

         Total other                                           (2,454)           (16)             0             (2,470)
                                                         ------------   ------------   ------------       ------------

Income (loss) before income taxes                             (31,539)           392              0            (31,147)
Provision for income taxes                                     (1,999)          (165)                           (2,164)
                                                         ------------   ------------   ------------       ------------

         Net income (loss)                             $      (33,538) $         227  $           0      $     (33,311)
                                                         ------------   ------------   ------------       ------------
                                                         ------------   ------------   ------------       ------------

Net income per common and equivalent share             $        (1.66)                                   $       (1.61)
                                                         ------------                                     ------------
                                                         ------------                                     ------------

Weighted average shares outstanding                            20,208                          370(a)           20,578
                                                         ------------                  ------------       ------------
                                                         ------------                  ------------       ------------

See notes to pro forma consolidated financial statements

                         TRANSACTION SYSTEMS ARCHITECTS INC.
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            Year Ended September 30, 1995
                    (unaudited, in thousands, except share and per
                         share amounts, and in U.S. dollars)





                                                                                 TSA/
                                          TSA        Grapevine   Pro Forma     Grapevine      TXN       Pro Forma       Pro Forma
                                       Historical   Historical  Adjustments    Combined    Historical  Adjustments       Combined
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
Revenue:
   Software license fees              $    57,758  $       270  $            $    58,028  $     2,219  $    (1,446)(e) $    58,801
   Maintenance fees                        29,109           58                    29,167        3,573         (741)(e)      31,999
   Services                                23,467        3,309          (52)(d)   26,724        4,401         (178)(e)      30,947
   Hardware, net                            4,554                                  4,554        1,046          (11)(e)       5,589
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
         Total revenues                   114,888        3,637          (52)     118,473       11,239       (2,376)        127,336
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------

Expenses:
   Cost of software license fees:
       Software costs                      12,827          312                    13,139        1,472       (1,457)(e)      13,154
       Amortization of purchased software   3,165                                  3,165                       123 (f)       3,288
       Purchased contracts in progress      2,956                                  2,956                                     2,956
   Cost of maintenance and services        26,863        1,675          (52)(d)   28,486        6,386          (66)(g)      33,887
                                                                                                              (919)(e)
   Research and development                12,323          269                    12,592                                    12,592
   Selling and marketing                   29,089          985                    30,074        1,148           (3)(g)      31,219
   General and administrative:
       General and administrative costs    17,898          753                    18,651          783           (4)(g)      19,430
       Amortization of goodwill and
        purchased intangibles                 344                                    344                       228 (h)         572
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
         Total expenses                   105,465        3,994                   109,407        9,789       (2,098)        117,098
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
Operating income(loss)                      9,423         (357)           0        9,066        1,450         (278)         10,238
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
Other income (expense):
   Interest income                          1,075            2                     1,077          100         (190)(i)         987
   Interest expense                        (1,707)         (44)                   (1,751)         (40)                      (1,791)
   Other                                       12                                     12           15                           27
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
         Total other                         (620)         (42)           0         (662)          75         (190)           (777)
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
Income (loss) before income taxes           8,803         (399)           0        8,404        1,525         (468)          9,461
Provision for income taxes                 (2,253)         167            0       (2,086)                     (423)(j)      (2,509)
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
         Income before extraordinary
           loss                             6,550         (232)           0        6,318        1,525         (891)          6,952

Extraordinary loss                         (2,750)                                (2,750)                                   (2,750)
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
         Net income (loss)            $     3,800  $      (232)           0  $     3,568  $     1,525         (891)          4,202
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------
                                      -----------  -----------  -----------  -----------  -----------  -----------     -----------

Net income per common and equivalent
   share:
   Before extraordinary loss          $      0.29                            $      0.27                               $      0.30
   Extraordinary loss                       (0.12)                                 (0.12)                                    (0.12)
                                      -----------                            -----------                               -----------
         Net income (loss)            $      0.17                            $      0.15                               $      0.18
                                      -----------                            -----------                               -----------
Weighed average shares outstanding         22,871                       370(a)    23,241                                    23,241
                                      -----------               -----------  -----------                               -----------
                                      -----------               -----------  -----------                               -----------




See notes to pro forma consolidated financial statements

                      TRANSACTION SYSTEMS ARCHITECTS INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        Nine Months Ended June 30, 1996
                (unaudited, in thousands, except share and per
                      share amounts, and in U.S. dollars)


                                                                                 TSA/
                                          TSA        Grapevine   Pro Forma     Grapevine      TXN       Pro Forma      Pro Forma
                                       Historical   Historical  Adjustments    Combined    Historical  Adjustments      Combined
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
Revenue:
   Software license fees              $    55,614  $       590  $              $    56,204   $    1,263  $      (837)(e)$    56,630
   Maintenance fees                        25,786          103                      25,889        2,400         (584)(e)     27,705
   Services                                25,778        3,481         (405)(d)     28,854        3,755         (193)(e)     32,416
   Hardware, net                            3,279                                    3,279          141          (81)(e)      3,339
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
         Total revenues                   110,457        4,174         (405)       114,226        7,559       (1,695)       120,090
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------

Expenses:
   Cost of software license fees:
       Software costs                      13,516          433                      13,949          859         (918)(e)     13,890
       Amortization of purchased
         software                           2,356                                    2,356                        82 (f)      2,438
   Cost of maintenance and services        27,245        1,753         (405)(d)     28,593        4,877          (61)(g)     32,632
                                                                                                                (777)(e)
   Research and development                10,944          237                      11,181                                   11,181
   Selling and marketing                   23,594          988                      24,582          656           (2)(g)     25,236
   General and administrative:
       General and administrative costs    18,226          641                      18,867          429           (3)(g)     19,293
       Amortization of goodwill and
         purchased intangibles                452                                      452                       152 (h)        604
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
           Total expenses                  96,333        4,052         (405)        99,980        6,821       (1,527)       105,274
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
Operating income (loss)                    14,124          122            0         14,246          738         (168)        14,816
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
Other income (expense):
   Interest income                          1,580                                    1,580           80         (120)(i)      1,540
   Interest expense                          (145)         (37)                       (182)          (2)                       (184)
   Other                                     (180)                                    (180)          23                        (157)
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
           Total other                      1,255          (37)           0          1,218          101         (120)         1,199
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------

Income (loss) before income taxes          15,379           85            0         15,464          839         (288)        16,015
Provision for income taxes                 (6,250)         (35)                     (6,285)                     (220)(j)     (6,505)
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
           Net income (loss)          $     9,129  $        50  $         0    $     9,179  $       839  $      (508)   $     9,510
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
                                      -----------  -----------  -----------    -----------  -----------  -----------    -----------
Net income per common and
   equivalent share                   $      0.34                              $      0.34                              $      0.35
                                      -----------                              -----------                              -----------
                                      -----------                              -----------                              -----------
Weighted average shares outstanding        26,658                       370 (a)     27,028                                   27,028
                                      -----------               -----------    -----------                              -----------
                                      -----------               -----------    -----------                              -----------



See notes to pro forma consolidated financial statements

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1: The unaudited pro forma consolidated financial statements reflect the following adjustments:

ADJUSTMENTS RELATED TO THE GRAPEVINE SHARE EXCHANGE:

    (a) Adjustment to reflect the combination of TSA and Grapevine Stockholders' Equity accounts.

    (b) TSA was formed on November 2, 1993, therefore, there were no results of operations for TSA for the year ended September 30, 1993.

    (c) Includes results of operations of TSA for the period from inception (November 2, 1993) through September 30, 1994.

    (d) Adjustment to eliminate revenue and expenses associated with Grapevine services provided to TSA.

ADJUSTMENTS RELATED TO THE TXN PURCHASE:

    (e)  Adjustment to eliminate royalties paid by TXN to TSA.

    (f)  Adjustment to reflect additional amortization of purchased software.

    (g) Adjustment to reflect reduction in depreciation expense related to assets not acquired by TSA.

    (h)  Adjustment to reflect amortization of goodwill.

    (i) Adjustment to eliminate interest earned on cash used to pay purchase price.

    (j) Adjustment to increase provision for income taxes arising from inclusion of the results of TXN's operations.

                                 EXHIBIT INDEX

Exhibit
Number                   Description
- -------  --------------------------------------------------------------------
2.09* Stock Exchange Agreement by and among the Company, Grapevine Systems, Inc. and certain principal shareholders of Grapevine Systems, Inc., dated as of July 15, 1996

23.05    Consent of Deloitte & Touche LLP

____________________

    * Incorporated by reference to the exhibit of the same number to the Registrant's Registration Statement No. 333-09811 on Form S-4.